EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated March 28, 1998 and April 17, 1997, on our audits of the consolidated financial statements of I.C.H. Corporation and Subsidiaries, and Sybra, Inc., as predecessor. We also consent to the reference to our firm under the caption "Experts."

/s/ Pricewaterhouse Coopers LLP
-------------------------------
Pricewaterhouse Coopers LLP

Atlanta, Georgia
July 23, 1998